UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
February 12, 2025
Date of Report (Date of earliest event reported)

CBIZ, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-32961	22-2769024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5959 Rockside Woods Blvd. N., Suite 600
Independence, Ohio 44131
(Address of principal executive offices, including zip code)
216-447-9000
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange On which registered
Common Stock, $0.01 par value	CBZ	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 12, 2025, the Compensation and Human Capital Committee (the “Committee”) of the Board of Directors of CBIZ, Inc. (the “Company”) approved compensation adjustments for the Company’s named executive officers.

These compensation adjustments were based primarily on the Committee’s consideration of market data provided by the Committee’s independent compensation consultant reflecting the Company’s increased scale following the completion of its acquisition of Marcum LLP in the fourth quarter of 2024. The Committee’s long-standing compensation philosophy is to target total compensation for executives at or near the market median for similarly situated executives at comparable peer and survey groups. Following the completion of the acquisition, based on a review of market data for comparable companies, the Committee determined that total compensation for its executives would be meaningfully below market median without adjustment. The compensation adjustments described below are intended to bring total executive compensation closer to median levels, although the Company believes that executive compensation levels overall remain below the median. The Committee expects to further evaluate compensation levels over time consistent with its long-standing compensation philosophy.

Executive Officer	2025 Base Salary	2025 EIP Target (% of Base Salary)	2025 LTI Grant Value
Jerome P. Grisko, Jr.	$1,000,000	117%	$5,199,100
Chris Spurio	$875,000	80%	$1,800,000
Michael P. Kouzelos	$600,000	80%	$1,220,000
As a percentage of base salary, target cash awards under the Company’s annual executive incentive plan were not changed. Long-term equity incentive grants were split equally between time-based restricted stock units (“RSUs”) and performance share units (“PSUs”) in a manner consistent with prior years and were otherwise on generally similar terms, except that the maximum payout under PSU awards was adjusted from 200% to 300% of target. This adjustment was made with consideration of, and to provide additional incentive with respect to, the significant integration effort with respect to the Marcum acquisition that will be required during the performance period. If this effort is successful and the anticipated benefits of the acquisition can be delivered such that maximum performance levels of the awards are achieved, the Committee believes all shareholders will benefit and executives should be appropriately rewarded.

The compensation of the Company’s incoming Chief Financial Officer, Brad S. Lakhia, was previously disclosed in the Form 8-K filed by the Company on December 3, 2024.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES:
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 19, 2025

CBIZ, Inc.

By:	/s/ Jaileah X. Huddleston
Name:	Jaileah X. Huddleston
Title:	Senior Vice President, Chief Legal Officer, and Corporate Secretary